UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three months ended January 31, 2007, as described in Registrant’s news release dated February 28, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	February 28, 2007	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 28, 2007.

Exhibit 99.1

February 28, 2007

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2007

Boston, MA -- Two unusual events, which Eaton Vance Corp. believes will have a strong positive impact on its longer-term financial performance, reduced diluted earnings per share by $0.34 to $0.02 in the first three months of fiscal 2007. For comparison, diluted earnings per share were $0.28 in the first three months of fiscal 2006. First, earnings in the first quarter were reduced by $52.2 million or $0.24 per diluted share by one-time payments made to terminate certain closed-end fund compensation agreements of the Company with Merrill Lynch and AG Edwards. The termination of those agreements by a onetime payment will have the result of increasing the Company’s operating income each year in the future by approximately $9.0 million, the amount of the compensation that it would otherwise have paid to the two parties under those agreements. Second, Eaton Vance Corp. paid one-time structuring fees of $17.1 million and marketing incentives of $4.7 million in the first quarter in conjunction with the $2.8 billion public offering of a new closed-end fund, Eaton Vance Tax-Managed Diversified Equity Income Fund. These fees and incentives reduced earnings in the quarter by $21.8 million or $0.10 per diluted share. The Company expects to earn significant management fees from this fund.

Assets under management of $135.5 billion at the end of the first quarter of fiscal 2007 were $22.2 billion or 20 percent greater than the $113.3 billion at the end of the first fiscal quarter last year. In the 12-month period ended January 31, 2007, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $13.7 billion, market price appreciation of $8.1 billion and a net increase in money market assets of $0.5 billion. Gross inflows into long-term funds and separate accounts during the 12 months ended January 31, 2007, were a record $32.2 billion.

Assets under management increased $6.6 billion or 5 percent to $135.5 billion in the first quarter from $128.9 billion on October 31, 2006. Open-end fund net inflows increased 230 percent to $2.2 billion in the first quarter of fiscal 2007 from $0.7 billion in the same period last year. Closed-end fund inflows were $2.8 billion in the first quarter of fiscal 2007 and $0.1 billion in the first quarter of fiscal 2006. Net inflows of private funds, including structured products for institutional investors and funds for high-net-worth investors, were $0.9 billion in the first quarter of fiscal 2007 compared to net outflows of $0.5 billion in the first quarter last year. Gross fund flows increased 162 percent to $9.7 billion in the first quarter of fiscal 2007 from $3.7 billion in the first quarter of fiscal 2006.

Retail managed account net inflows increased 92 percent to $632 million in the first quarter of fiscal 2007 from $330 million in the same period last year. The Company had institutional and high-net-worth separate account net outflows of $595 million in the first quarter of fiscal 2007, compared to net outflows totaling $951 million in the first quarter of fiscal 2006. Net outflows in the recently concluded quarter were primarily due to withdrawals from a bank loan institutional account and a relatively low-fee equity institutional account managed by one of the Company’s subsidiaries. Attached tables 1- 4 summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the first quarter of fiscal 2007 increased $36.7 million or 18 percent to $243.2 million from $206.5 million in the first quarter of fiscal 2006. Investment adviser and administration fees increased 19 percent to $169.4 million, in line with a 19 percent increase in average assets under management. Distribution and underwriter fees increased 3 percent, reflecting the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and managed assets with low or no distribution fees. Service fee revenue increased 23 percent due to the increase in average fund assets that pay these fees. Other revenue increased 315 percent primarily due to an increase in shareholder servicing fees and gains on trading securities.

Operating expenses in the first quarter of fiscal 2007 increased 69 percent to $241.2 million compared to operating expense of $142.5 million in the first quarter of fiscal 2006, primarily because of the two unusual events in the first quarter of fiscal 2007 referred to in the first paragraph – the $52.2 million of one-time payments to terminate annual compensation agreements of the Company and the $21.8 million of fees and incentives paid in connection with the offering of the new $2.8 billion closed-end fund –together totaling $74.0 million.

Compensation expense (including closed-end fund related compensation expenses) increased 27 percent primarily because of significantly higher sales-based marketing incentives and increases in employee headcount, base salaries, stock option expense and higher management bonus accruals. Amortization of deferred sales commissions declined 2 percent in the first quarter of fiscal 2007 compared to the first quarter of fiscal 2006 primarily because of the continuing decline in class B fund share sales and class B fund assets under management. Service fee expense increased 19 percent, in line with the increase in fund assets paying service fees. Distribution expense increased 278 percent as a result of the terminated compensation agreements, the fees and incentives paid in connection with the successful closed-end fund offering in the first quarter of fiscal 2007, an increase in sales support expenses, and an increase in class A and C share fund distribution fees. Other expenses increased 32 percent primarily because of higher information technology, facilities and travel expenses.

The combination of one-time closed-end fund expenses and significantly higher sales-based marketing incentives and other operating expenses reduced operating income to $2.0 million in the first quarter of fiscal 2007 compared to $64.1 million in the first quarter of fiscal 2006.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income plus closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the board of directors look at adjusted operating income as a measure of underlying performance, since amounts resulting from one-time events (e.g., the offering of a closed-end fund) do not necessarily represent normal results of operations. In addition, when assessing performance, management and the board look at performance both with and without stock-based compensation.

The following table provides a reconciliation of operating income to adjusted operating income:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months Ended
		January 31,
(in thousands)	2007	2006	% Change

Operating income	$1,997	$64,079	-97%
Closed-end fund structuring fees	17,115	-	NM
Payments to terminate closed-end
fund compensation agreements	52,178	-	NM
Stock-based compensation	14,223	12,522	14%

Adjusted operating income	$85,513	$76,601	12%

Net income decreased 93 percent to $2.6 million. Interest income increased 32 percent, reflecting higher interest rates on the Company’s cash and short-term investments. Interest expense declined by 93 percent as the Company retired all of its long-term debt in the fourth quarter of fiscal 2006. The Company’s provision for income taxes was 38 percent in both the first quarter of fiscal 2007 and fiscal 2006.

Cash, cash equivalents and short-term investments were $151.0 million on January 31, 2007, compared to $252.4 million on January 31, 2006. The Company’s strong operating cash flow in the last 12 months enabled it to pay $156.0 million to repurchase 5.5 million shares or 4 percent of its non-voting common stock, $86.2 million to retire its long-term debt, and $53.6 million in dividends to shareholders. There were no outstanding borrowings against the Company’s $180.0 million credit facility as of January 31, 2007.

During the first three months of fiscal 2007, the Company repurchased and retired 0.9 million shares of its non-voting common stock at an average price of $32.35 per share under its repurchase authorization. Approximately 5.4 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share amounts)

	Three Months Ended

	January 31,	January 31,	%
	2007	2006	Change

Revenue:
Investment adviser and administration fees	$169,397	$142,069	19%
Distribution and underwriter fees	36,578	35,367	3
Service fees	35,346	28,657	23
Other revenue	1,855	447	315

Total revenue	243,176	206,540	18

Expenses:
Compensation of officers and employees	77,982	61,448	27
Amortization of deferred sales commissions	13,419	13,741	(2)
Service fee expense	27,218	22,862	19
Distribution expense	99,510	26,315	278
Fund expenses	4,219	3,860	9
Other expenses	18,831	14,235	32

Total expenses	241,179	142,461	69

Operating Income	1,997	64,079	(97)

Other Income/(Expense):
Interest income	2,277	1,721	32
Interest expense	(27)	(365)	(93)
Gain on investments	708	662	7
Foreign currency loss	(72)	(56)	29
Impairment loss on investments	-	(592)	nm

Income Before Income Taxes, Minority Interest,
Equity in Net Income of Affiliates and Cumulative
Effect of Change in Accounting Principle	4,883	65,449	(93)

Income Taxes	(1,873)	(25,144)	(93)

Minority Interest	(1,456)	(1,548)	(6)

Equity in Net Income of Affiliates, Net of Tax	1,005	1,000	1

Net Income Before Cumulative Effect of Change in
Accounting Principle	2,559	39,757	(94)

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	(626)	nm

Net Income	$2,559	$39,131	(93)

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$0.02	$0.31	(94)

Diluted	$0.02	$0.29	(93)

Earnings Per Share:
Basic	$0.02	$0.30	(93)

Diluted	$0.02	$0.28	(93)

Dividends Declared, Per Share	$0.12	$0.10	20

Weighted Average Shares Outstanding:
Basic	126,255	129,270	(2)

Diluted	134,339	139,346	(4)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2007	2006	2006

ASSETS
Current Assets:
Cash and cash equivalents	$132,535	$206,705	$125,349
Short-term investments	18,477	20,669	127,091
Investment adviser fees and other receivables	103,851	94,669	87,984
Other current assets	8,610	7,324	7,665

Total current assets	263,473	329,367	348,089

Other Assets:
Deferred sales commissions	110,415	112,314	118,709
Goodwill	96,837	96,837	89,634
Other intangible assets, net	33,908	34,549	41,170
Long-term investments	77,411	73,075	66,899
Equipment and leasehold improvements, net	21,640	21,495	13,730
Other assets	549	558	2,092

Total other assets	340,760	338,828	332,234

Total assets	$604,233	$668,195	$680,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$29,454	$80,975	$24,436
Accounts payable and accrued expenses	30,876	33,660	26,571
Dividend payable	15,169	15,187	12,933
Other current liabilities	11,703	9,823	5,383

Total current liabilities	87,202	139,645	69,323

Long-Term Liabilities:
Long-term debt	-	-	75,749
Deferred income taxes	21,290	22,520	30,175

Total long-term liabilities	21,290	22,520	105,924

Total liabilities	108,492	162,165	175,247

Minority interest	9,958	9,545	11,120

Commitments and contingencies	-	-	-

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 126,069,085, 126,125,717 and 128,940,999 shares, respectively	492	493	504
Notes receivable from stock option exercises	(2,667)	(1,891)	(2,609)
Accumulated other comprehensive income	5,762	4,383	3,840
Retained earnings	482,195	493,499	492,220

Total shareholders' equity	485,783	496,485	493,956

Total liabilities and shareholders' equity	$604,233	$668,195	$680,323

Table 1
Asset Flows (in millions)
Twelve Months Ended January 31, 2007

Assets 1/31/2006 - Beginning of Period	$113,253
Long-term fund sales and inflows	25,937
Long-term fund redemptions and outflows	(12,195)
Long-term fund net exchanges	(52)
Long-term fund mkt. value change	5,333
Institutional and HNW account inflows	2,275
Institutional and HNW account outflows	(4,041)
Retail managed account inflows	3,953
Retail managed account outflows	(2,247)
Separate account mkt. value change	2,811
Change in money market funds	464

Net change	22,238

Assets 1/31/2007 - End of Period	$135,491

Table 2
Assets Under Management
By Investment Objective (in millions)

	January 31,	October 31,	%	January 31,	%
	2007	2006	Change	2006	Change

Equity Funds	$ 59,344	$53,220	11.5%	$ 48,129	23.3%
Fixed Income Funds	22,873	21,482	6.5%	18,619	22.8%
Bank Loan Funds	20,298	19,982	1.6%	16,744	21.2%
Money Market Funds	1,283	3,728	-65.6%	819	56.6%
Separate Accounts	31,693	30,494	3.9%	28,942	9.5%

Total	$ 135,491	$128,906	5.1%	$ 113,253	19.6%

Table 3
Asset Flows by Investment Objective (in millions)

	Three Months Ended

	January 31,	January 31,
	2007	2006

Equity Fund Assets - Beginning of Period	$53,220	$45,146
Sales/Inflows	6,005	1,681
Redemptions/Outflows	(1,686)	(1,432)
Exchanges	6	25
Market Value Change	1,799	2,709

Net Change	6,124	2,983

Equity Fund Assets - End of Period	$59,344	$48,129

Fixed Income Fund Assets - Beginning of Period	21,482	18,213
Sales/Inflows	1,940	840
Redemptions/Outflows	(571)	(540)
Exchanges	10	(18)
Market Value Change	12	124

Net Change	1,391	406

Fixed Income Fund Assets - End of Period	$22,873	$18,619

Bank Loan Fund Assets - Beginning of Period	19,982	16,816
Sales/Inflows	1,742	1,175
Redemptions/Outflows	(1,508)	(1,398)
Exchanges	(17)	(9)
Market Value Change	99	160

Net Change	316	(72)

Bank Loan Fund Assets - End of Period	$20,298	$16,744

Long-Term Fund Assets - Beginning of Period	94,684	80,175
Sales/Inflows	9,687	3,696
Redemptions/Outflows	(3,765)	(3,370)
Exchanges	(1)	(2)
Market Value Change	1,910	2,993

Net Change	7,831	3,317

Total Long-Term Fund Assets - End of Period	$102,515	$83,492

Separate Accounts - Beginning of Period	30,494	27,650
Institutional/HNW Account Inflows	608	652
Institutional/HNW Account Outflows	(1,203)	(1,603)
Institutional/HNW Asset Acquired[1]	-	449
Retail Managed Account Inflows	1,134	739
Retail Managed Account Outflows	(502)	(409)
Separate accounts market value change	1,162	1,464

Net Change	1,199	1,292

Separate accounts - End of Period	$31,693	$28,942

Money market fund assets - End of Period	1,283	819

Total Assets Under Management - End of Period	$135,491	$113,253

Table 4
Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended

	January 31,	January 31,
	2007	2006

Long-term funds:
Open-end and other funds	$2,228	$675
Closed-end funds	2,841	108
Private funds	853	(457)
Inst/HNW accounts	(595)	(951)
Retail managed accounts	632	330

Total net flows	$5,959	$(295)

1 Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005.